Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the DWS Target 2008 Fund, DWS Target 2010 Fund, DWS Target 2011 Fund, DWS Target 2012 Fund, DWS Target 2013 Fund, and DWS Target 2014 Fund, each a series of DWS Target Fund (collectively the "Funds"), Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 33-30876) of our report dated September 14, 2007, on the financial statements and financial highlights of the Funds, included in each Fund's Annual Report dated July 31, 2007.



                                                            /s/ERNST & YOUNG LLP

Boston, Massachusetts
November 27, 2007